As filed with the Securities and Exchange Commission on April 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sonic Automotive, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	56-2010790
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Sonic Automotive, Inc. 2012 Stock Incentive Plan

(Full title of the Plan)

Stephen K. Coss, Esq.

Senior Vice President and General Counsel

Sonic Automotive, Inc.

4401 Colwick Road

Charlotte, North Carolina 28211

(Name and Address of Agent for Service)

(704) 566-2400

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas H. O’Donnell, Jr., Esq.

Melinda S. Blundell, Esq.

Dykema Gossett PLLC

100 North Tryon Street, Suite 2700

Charlotte, North Carolina 28202

(704) 335-2735

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock	2,000,000 shares	$ 17.43	$ 34,860,000	$ 3,995

(1)	Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based upon the average of the highest and lowest prices of the Registrant’s Class A common stock reported on the New York Stock Exchange on April 13, 2012, which prices were $17.68 and $17.17, respectively.

EXPLANATORY NOTE

This Registration Statement covers 2,000,000 shares of Class A common stock, par value $.01 per share (the “Common Stock”), of Sonic Automotive, Inc. (the “Company” or the “Registrant”) reserved for issuance under the Sonic Automotive, Inc. 2012 Stock Incentive Plan (the “Incentive Plan”). Pursuant to Rule 428 promulgated under the Securities Act, the Company will deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except as indicated below, the following documents filed by us with the Commission (File No. 1-13395) are incorporated herein by reference:

1.	our Annual Report on Form 10-K for our fiscal year ended December 31, 2011;

2.	our Current Report on Form 8-K filed February 28, 2012 pursuant to Item 8.01, our Current Report on Form 8-K filed March 5, 2012 and our Current Report on Form 8-K filed March 6, 2012;

3.	our Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011; and

4.	the description of our Class A common stock contained in our Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all amendments and reports updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those Current Reports on Form 8-K which “furnish” information pursuant to Item 2.02 or

Item 7.01 of such report and exhibits furnished in connection therewith), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

The information incorporated by reference is considered to be part of this Registration Statement and information that we file later with the Commission will automatically update and supersede this information, as applicable. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Bylaws effectively provide that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom we may indemnify pursuant thereto. In addition, our Certificate of Incorporation eliminates personal liability of our directors to the full extent permitted by
Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

We maintain insurance against liabilities under the Securities Act for the benefit of our officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 33295) (the “Form S-1”))

4.2	Certificate of Amendment to Sonic Automotive, Inc.’s Amended and Restated Certificate of Incorporation effective June 18, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999)

4.3	Amended and Restated Bylaws of Sonic Automotive, Inc. (as amended February 9, 2006) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 13, 2006)

4.4	Specimen Certificate representing Class A common stock (incorporated by reference to Exhibit 4.1 to the Form S-1)

4.5	Sonic Automotive, Inc. 2012 Stock Incentive Plan

5	Opinion of Dykema Gossett PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 18th day of April, 2012.

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
David P. Cosper
Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the Registrant, by his execution hereof, hereby constitutes and appoints David P. Cosper and Stephen K. Coss, and each of them with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer and Director (principal executive officer)	April 18, 2012

/s/ B. Scott Smith B. Scott Smith	President, Chief Strategic Officer and Director	April 18, 2012

/s/ David P. Cosper David P. Cosper	Vice Chairman and Chief Financial Officer (principal financial and accounting officer)	April 18, 2012

David B. Smith	Executive Vice President and Director

/s/ William I. Belk William I. Belk	Director	April 18, 2012

/s/ William R. Brooks William R. Brooks	Director	April 18, 2012

/s/ Victor H. Doolan Victor H. Doolan	Director	April 18, 2012

/s/ Robert Heller Robert Heller	Director	April 18, 2012

/s/ Robert L. Rewey Robert L. Rewey	Director	April 18, 2012

/s/ David C. Vorhoff David C. Vorhoff	Director	April 18, 2012

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation of Sonic Automotive, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Reg. No. 333- 33295) (the “Form S-1”))

4.2	Certificate of Amendment to Sonic Automotive, Inc.’s Amended and Restated Certificate of Incorporation effective June 18, 1999 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999)

4.3	Amended and Restated Bylaws of Sonic Automotive, Inc. (as amended February 9, 2006) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 13, 2006)

4.4	Specimen Certificate representing Class A common stock (incorporated by reference to Exhibit 4.1 to the Form S-1)

4.5	Sonic Automotive, Inc. 2012 Stock Incentive Plan

5	Opinion of Dykema Gossett PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page)